UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As disclosed in the Annual Report on Form 10-K of The KEYW Holding Corporation (the “Company”) filed March 15, 2016, the Company will hold its 2016 annual meeting of shareholders on May 18, 2016.  In accordance with the Company’s bylaws, shareholders intending to bring any business before the 2016 annual meeting, other than proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must deliver written notice thereof to the Secretary of the Company not later than March 25, 2016.  Such proposals must also comply with the requirements set forth in the Company’s bylaws.  If a stockholder gives notice of such proposal later than March 25, 2016, the Company’s proxy holders will be allowed to use their discretionary voting authority  to vote against the stockholder proposal when and if the proposal is raised at the 2016 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: March 21, 2016	Philip L. Calamia
Chief Financial Officer